Exhibit 99.1

SBR, INC.

5300 BRISCOE ROAD

PARKERSBURG, WEST VIRGINIA 26102

(304) 428-8261

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 2, 2006

Samuel B. Ross, II, William E. Hamb and Donna M. Smith or any one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote all shares of the undersigned in SBR, Inc., at the Special Meeting of Stockholders to be held at The Blennerhassett Hotel, Ballroom, First Floor, Market & Fourth Streets, Parkersburg, West Virginia, on Friday, June 2, 2006, at 5:00 p.m. (eastern daylight time), and any adjournments thereof. If the undersigned has not granted to Fortune Brands, Inc. an irrevocable proxy, the undersigned hereby revokes any proxy previously given and acknowledges receipt of a copy of the accompanying proxy statement/prospectus for the Special Meeting and Notice of Special Meeting of Stockholders.

1. To approve the Agreement and Plan of Merger, dated as of February 9, 2006, by and among Fortune Brands, Inc., Brightstar Acquisition, LLC, a wholly-owned subsidiary of Fortune Brands, Inc., and SBR, Inc., pursuant to which Brightstar Acquisition, LLC, will merge with and into SBR, Inc., and to approve the merger contemplated thereby; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To transact such other business matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Only holders of SBR, Inc.’s Class A common stock are entitled to vote on Proposal No. 2 above.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the shares represented by this proxy will be voted “FOR” Proposal No. 1. If any other business is presented at the Special Meeting, this proxy, with respect to Class A common stock, shall be voted in accordance with the recommendation of the board of directors.

The board of directors recommends a vote “FOR” the listed proposals.

Date: , 2006

(Signature of Stockholder)

(Signature of Stockholder)

When signing as attorney, executor, Administrator, trustee or guardian, please sign full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN as printed on label to your left.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.